Exhibit 10.1

STATE OF NORTH CAROLINA

COUNTY OF WAKE

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into effective as of the 1st day of March 2011 (“Effective Date”), by and between FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation with its principal office in Raleigh, Wake County, North Carolina (“the Bank”) and JAMES MILTON PARKER, (“Consultant”);

W I T N E S S E T H

WHEREAS, the Bank provides financial services and related products and services to the public (“the Bank’s Business”), and also provides data processing and other services to its subsidiaries, affiliates and non-affiliated financial institutions (collectively, “Client Banks”); and

WHEREAS, Consultant has been an employee of the Bank who has provided guidance, leadership and direction in the growth, management and development of the Bank and has learned trade secrets, confidential procedures and information, and technical and sensitive plans of the Bank; and

WHEREAS, the Bank desires that Consultant be available to consult with the Bank regarding the business of the Bank following Consultant’s separation from service with The Bank; and

WHEREAS, the Bank has offered to Consultant a consulting arrangement, and the parties hereto have reached an agreement concerning those arrangements and other matters contained herein and desire to set forth the terms and conditions thereof.

NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, Consultant and the Bank hereby agree as follows:

1. Term of Agreement. The term of this Agreement (“Term”) shall begin on the Effective Date and shall continue until December 31, 2011. The Bank shall notify you at least sixty (60) days prior to the end of the current Term if it wishes to extend the Term beyond the last day of the current Term. Notwithstanding the foregoing, either party may terminate this Agreement at any time by giving at least thirty (30) days notice in writing to the other party.

2. Consultation Payments. During the Term of this Agreement, the Bank shall pay to Consultant the sum of TEN THOUSAND and NO/100 Dollars ($10,000.00) per month for the period of March 1, 2011 through December 31, 2011, (“Consultation Payments”). The Consultation Payments under this Agreement shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to Consultant or Consultant’s designee by the Bank.

3. Consultation Services. The monthly Consultation Payments shall be paid for and in consideration of Consultant’s support, sponsorship, advisory and other services provided to the Bank (“Consultation Services”) for up to a maximum of eighty (80) hours per month, not to exceed eight hundred thirty (830) hours during the term of this Agreement. Except as set forth below, Consultation Payments hereunder shall be payable each month without deductions and Consultant agrees to be solely responsible for the payment of all income and other taxes out of said funds and all Social Security, self-employment and any other taxes or assessments, if any, applicable on said compensation.

For and in consideration of said monthly Consultation Payments to Consultant, Consultant will provide Consultation Services as an independent contractor to the Bank, as and when the Bank may request, which services may be provided with respect to all phases of the Bank’s business and particularly those phases in which Consultant has particular expertise and knowledge. Consultant’s services shall be limited to those of an independent consultant, shall not be on a day-to-day regularly scheduled operational basis, and shall be provided only when Consultant is reasonably available and willing, which willingness will not be unreasonably withheld.

4. Nature of Relationship. Consultant and the Bank agree that Consultant shall be, under the terms of this Agreement, an independent contractor, and Consultant agrees that Consultant’s rights and privileges and obligations are only as provided in this Agreement as to matters covered herein. Notwithstanding the foregoing, if the Bank determines that the Consultation Payments are compensation for other than payments for Consultation Services, and such payments shall be subject to any and all applicable withholding, Social Security, employment, income and other taxes or assessments, if any, under applicable tax law, the said payments shall be subject to the required withholdings. This Agreement shall not be construed as a contract of employment.

5. Nondisclosure and Confidentiality.

(a) Consultant acknowledges and agrees that, during his employment with the Bank, he had access to and obtained confidential information relating to the Bank, its Affiliates, Client Banks, or vendors of the Bank, employees of such entities, and names of and confidential information pertaining to Customers. In addition, in connection with Consultant’s Services, Consultant may have access to confidential information relating to the Bank, its Affiliates, Client Banks, or vendors of the Bank, employees of such entities, and names of and confidential information pertaining to Customers. To protect the confidentiality of information obtained from the Bank, and to satisfy the requirements of federal and state privacy laws and regulations, Consultant agrees to the requirements of this Paragraph 5.

(b) Definitions. As used in this Agreement:

i. “Proprietary Information” means information relating to the Bank, its Affiliates, Client Banks, or Vendors that is competitively sensitive material not generally known to the public including, but not limited to: (A) information designated or marked by either party as “Confidential” or “Proprietary”; (B) information concerning methods of operation, policies and procedures, financial matters, Customer relationships, Customer profiles, business or marketing strategies, planning, forecasting, or internal performance results relating to past, present, or future business activities; (C) any scientific, technical, or financial information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords a competitive advantage; (D) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, data bases, inventions, information, and trade secrets, whether or not patented or copyrighted and whether or not patentable or copyrightable; and (E) any material developed or prepared by either party to this Agreement to the extent it contains or otherwise reflects Proprietary Information.

ii. “Customer Information” means information relating to one or more Customers of the Bank, its Affiliates, Client Banks, or Vendors, including, but not limited to:

(A) information such as a Customer’s name, address, telephone number, account relationships, account numbers, account balances, account histories, or any listing or compilation of such information, without regard to whether privacy laws apply to that information; (B) any information concerning Customers which would be considered “nonpublic personal information” within the meaning of the Gramm-Leach-Bliley Act and its implementing regulations, as that Act may be amended from time to time; and (C) any information concerning Customers which is protected from disclosure by other applicable federal or state laws and regulations regarding privacy. For purposes of this Agreement, “Customer Information” is deemed to be and is protected as “Proprietary Information” regardless of the public availability of any Customer Information.

iii. “Employee Information” means information not generally known to the public relating to employees of Bank, its Affiliates, Client Banks, or Vendors, including, but not limited to: (A) wage information; (B) job duties; and (C) other personal information.

iv. The term “Customer” is used in this Agreement in its broadest sense to include any person or entity who obtains a financial product or service, whether a business or an individual, and includes individuals who are consumers or customers within the meaning of the Gramm-Leach-Bliley Act.

v. “Affiliates” means Bank’s parent corporation or any of Bank’s direct or indirect subsidiaries or other affiliated companies.

vi. Proprietary Information, Customer Information, and Employee Information shall be collectively referred to herein as “Confidential Information”.

(c) Confidentiality of Confidential Information.

i. Consultant shall not use Confidential Information to the detriment of, or in competition with, the Bank or its Affiliates, in an unlawful manner, or to interfere with or attempt to interfere with or otherwise adversely affect any business relationship of the Bank or its Affiliates.

ii. Consultant shall not disclose Customer Information in violation of or in any manner inconsistent with (A) Title V of the Gramm-Leach-Bliley Act and its implementing regulations, as the same may be amended from time to time; or (B) other applicable federal and state laws and regulations regarding privacy.

iii. Consultant shall not use any Customer Information to contact a Customer for any reason without the Bank’s prior written consent.

iv. Except as provided in Exceptions below, Consultant shall:

A. Limit access to Confidential Information to Consultant’s Representatives who have a need to know that information to carry out the purposes for which the information was disclosed, and require those persons to adhere to the terms of this Agreement.

B. Safeguard and maintain the confidentiality of Confidential Information.

C. Use Confidential Information solely to carry out the purposes for which the Bank disclosed that information to Consultant and for no other purpose.

D. Not disclose, divulge, or use Confidential Information, directly or indirectly, voluntarily or involuntarily, to any other person or entity.

(d) Exceptions

i. Consultant shall not be in violation of this Agreement when disclosure is required pursuant to (A) a subpoena or court order; (B) any federal or state law or regulation; or (C) the rules or regulations of any governmental agency. However, if Consultant receives a subpoena or other legal process which requires disclosure of Confidential Information, Consultant shall, unless prohibited by law, regulation, or court order, notify the Bank immediately and cooperate with the Bank’s efforts, if any, to prevent or limit such disclosure.

ii. Consultant shall not be in violation of this Agreement for disclosing Confidential Information other than Customer Information when (A) the Bank gives its consent to disclosure; (B) the information is or becomes publicly available other than as a result of a breach of this Agreement; (C) the information is disclosed to Consultant by a third party not subject to any obligation of confidentiality; (D) the information already was known by Consultant prior to the date of this Agreement (unless disclosed in connection with negotiations and discussions related to this Agreement or associated transactions); or (E) the information was independently developed by Consultant without reference to any Confidential Information. However, any combination of features or disclosures shall not be deemed to fall within the foregoing exceptions or exclusions merely because individual features or disclosures are published or made available to the general public or in the rightful possession of Consultant unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of Consultant.

iii. Consultant shall not be in violation of this Agreement for disclosing Customer Information when that disclosure is reasonably necessary and appropriate to carry out the purposes for which the Customer Information was provided or made available to Consultant.

7. Cooperation and Modification. Consultant will implement appropriate measures designed to: (i) ensure the security and confidentiality of Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information; (iii) protect against unauthorized access to or use of Confidential Information that could result in substantial harm or inconvenience to any Customer; and (iv) ensure the proper disposal of Confidential Information. Consultant shall promptly notify the Bank of any unauthorized access to Confidential Information and provide reasonable cooperation to the Bank in the Bank’s efforts to notify regulatory authorities, Customers, employees, and/or others when the Bank deems such notice appropriate. Consultant also will fully cooperate with the Bank’s efforts to monitor Consultant’s compliance with this Agreement, including allowing the Bank to conduct or have a third party conduct an audit or review of Consultant’s records and systems relevant to Consultant’s obligations in this Paragraph 7. The parties further agree to modify this Agreement as necessary from time to time for either party to comply with applicable federal and state laws, rules, and regulations concerning privacy and the confidentiality of information.

8. Covenant Not To Compete. For and in consideration of the Bank’s agreements stated herein, including but not limited to the Bank’s agreement to pay the Consultation Payments, during the term of this Agreement and for the one year period following the termination or expiration of this Agreement, for any reason, in consideration for the Consultation Payments provided in Paragraph 2 of this Agreement, Consultant agrees not to become an officer or employee of, provide any consultation to, nor participate in any manner with, any other entity of any type or description involved in any major element of the Bank’s Business or any entity with the BancShares Group in performing at the time of Consultant’s separation from service with the Bank, nor will Consultant perform or seek to perform any consultation or other type of work or service with any other firm, person or entity, directly or indirectly, in any such business which competes with the Bank or any entity within the BancShares Group, whether done directly or indirectly, in ownership, consultation, employment or otherwise. This Covenant Not to Compete by Consultant is limited to the geographic area consisting of each county or like jurisdictional entity in which Consultant provided services on behalf of the Bank either under this Agreement or during his employment.

9. Binding Effect. This Agreement shall be binding upon Consultant, his heirs, personal representatives and assigns, and upon the Bank, its successors and assigns.

10. Amendment or Termination of Agreement. This Agreement may be amended by a written agreement signed by the Bank and Consultant; provided, however, that if the Bank determines to its reasonable satisfaction that an alteration or amendment of the Agreement is necessary or advisable in order for the Agreement to comply with the Internal Revenue Code of 1986, as amended, the Treasury Regulations, or any other applicable tax authority (collectively “Tax Law”), then, upon written notice to Consultant, the Bank may unilaterally amend the Agreement in such manner and to such an extent as it reasonably considers necessary or advisable in order to comply with the Tax Law. Notwithstanding the provisions of Paragraph 1, this Agreement shall terminate upon the death of the Consultant.

11. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were not contained herein.

12. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina.

13. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces any and all prior agreements and understandings, whether oral or written, with respect to the subject matter hereof.

IN TESTIMONY WHEREOF, the Bank has caused this Agreement to be executed in its corporate name by its Chairman of the Board and Chief Executive Officer, and attested by its Assistant Secretary, all by the authority of its Board of Directors duly given, and

Consultant has hereunto set his hand and adopted as his seal the typewritten word “SEAL” appearing beside his name, as of the day and year first above written.

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ FRANK B. HOLDING, JR.
Frank Holding, Jr. Chairman & CEO

ATTEST:

/s/ LEE HARDEMAN
Assistant Secretary

/s/ JAMES MILTON PARKER	(SEAL)

James Milton Parker